EXHIBIT 23.01

INDEPENDENT AUDITORS' CONSENT

We consent to the use in Pre-Effective Amendment ("PREA") No. 2 to Registration Statement ("RS") No. 333-85074 for Morgan Stanley Charter MSFCM L.P. (formerly, Morgan Stanley Dean Witter Charter DWFCM L.P.) ("Charter MSFCM"), PREA No. 2 to RS No. 333-85076 for Morgan Stanley Charter Graham L.P. (formerly, Morgan Stanley Dean Witter Charter Graham L.P.), Post-Effective Amendment ("PEA") No. 7 to RS No. 333-91569 for Morgan Stanley Charter Millburn L.P. (formerly, Morgan Stanley Dean Witter Charter Millburn L.P.) and PEA No. 7 to RS No. 333-91567 for Morgan Stanley Charter Welton L.P. (formerly, Morgan Stanley Dean Witter Charter Welton L.P.) (collectively, the "Partnerships") of our report dated February 15, 2002 relating to the statements of financial condition, including the schedules of investments as of December 31, 2001, of the Partnerships as of December 31, 2001 and 2000, and the related statements of operations, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 2001 for Charter MSFCM and for the years ended December 31, 2001 and 2000 and for the period from March 1, 1999 (commencement of operations) to December 31, 1999 for the other above mentioned Partnerships appearing in the preliminary prospectus dated July 18, 2002, which is a part of such Registration Statements.

We also consent to the use in the Pre-Effective Amendment ("PREA") No. 2 to RS No. 333-85078 of Morgan Stanley Charter Campbell L.P. of our report dated March 27, 2002 relating to its statement of financial condition appearing in the preliminary prospectus dated July 18, 2002, which is a part of such Registration Statement.

We also consent to the use of our report dated January 11, 2002 relating to the statements of financial condition of Demeter Management Corporation as of November 30, 2001 and 2000 and to the reference to us under the heading "Experts" appearing in the preliminary prospectus dated July 18, 2002, which is a part of such Registration Statements.

/s/ Deloitte & Touche LLP

New York, New York
July 18, 2002